KNOW ALL MEN BY THESE PRESENTS, that I EMILIE I, WIGGIN, have made, constituted and appointed, and by these presents do make, constitute and appoint PETER ISELIN true and lawful attorney for me and in my name, place and stead to collect and receive from whom it may concern all sums of money due or to become due to me for rents, interest, dividends or other income, for principal of any bond and mortgage or upon any note or account, or for losses on any property insured by me or for my account or benefit; to collect and receive any money or other property which may now or hereafter be due and payable to me, whether under any will or pursuant to any testamentary direction or trust contained in any will of any decedent and in general, and in addition to the foregoing, to do any act which a principal can do through an agent with respect to the estate of a decedent, absentee, infant or incompetent, or the administration of a trust or other fund, in any one of which I have an interest or with respect to which I am a fiduciary; to give proper receipts for any moneys or other property collected or received on my account; to insure any and all property in which I have or may hereafter have an insurable interest; to pay the premiums for such insurance and to make proofs of loss thereunder; to represent me and to vote as my proxy, or to authorize some other person or persons to so represent me and vote at any meeting or election held by any corporation or association of which I am or shall be a member or shareholder; to sell or exchange, or to agree to sell or exchange, stocks or bonds belonging or which may belong to me, upon any terms, and to transfer the same; to borrow money in my name, and for that purpose to execute and deliver any and all promissory notes and/or other evidences of indebtedness, to deposit and pledge as collateral for the repayment of any such moneys borrowed, any stocks, bonds or other property which I may have, or to which I may be entitled, and in connection therewith to assign, endorse and transfer in my name, and to deliver any stock certificates or bonds or other property, and to substitute others in place thereof, to receive for my account any such stocks or bonds or other property upon the payment of any such loans, or the liquidation of any such obligation, and to enter into any contract or agreement required by any bank or other lender of such moneys for the hypothecation and/or pledge of any such stocks, bonds or other property and/or to make any disposition thereof as my attorney may deem proper; to sell or rent any real property now or hereafter owned by me upon such terms as he may deem proper, and to execute and deliver contracts, deeds and leases thereof; to prevent by all lawful means the commission of any trespass, waste or other injury upon or to my real property; to assign and satisfy bonds and mortgages, extend the time of payment thereof, or release part of the mortgaged premises from the lien of said mortgages, and proper assignments, satisfaction pieces, extension agreements or releases thereof to execute, acknowledge and deliver; to foreclose mortgages and in his discretion to buy in the premises for me and in my name at the foreclosure sale; to compromise and compound any debts to me; to invest and reinvest moneys for me in such real or personal property as he may deem most advantageous and at my risk in case of loss; to receive and retain in his custody and control for his use deeds, bonds, mortgages and other securities with right of access to any safe deposit box; to make deposits of money in my name with any bank or trust company and to endorse for deposit cheques, notes and drafts made payable to me or to my order, and to draw cheques, against funds which I may now or hereafter have on deposit with any such bank or trust company; to pay all taxes, assessments, water rates and all other charges, extraordinary as well as ordinary, which may be assessed, levied, charged or imposed upon any and all of my property, real and personal; to prosecute or defend any action or proceeding at law or in equity which may arise or in his judgment be necessary, or to employ any attorney or counsel to appear as my attorney or counsel in any such action or proceeding; to apply for and receive any available loan on the security of any contract of insurance in which I have an interest, to borrow upon or to pledge my interest in any contract or insurance; and generally to have the care of and to exercise general supervision over property, real and personal; giving and granting unto my said attorney my full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as I might or could do if personally present, hereby ratifying and confirming all that my said attorney shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal the 28th day of June, in the year one thousand nine hundred and seventy-three. Sealed and delivered in the presence of



                                   EMILIE I. WIGGIN        [L.S.]
                                   Emilie I. Wiggin


State of New York   :
                    :  ss.:
County of New York  :

     On the 28th day of June, nineteen hundred and seventy-three before me came EMILIE I. WIGGIN, to me known to be the individual described in, and who executed the foregoing instrument, and acknowledged that she executed the same.




                                   Sonia Sxinner
                                   Notary Public, State of New York